Exhibit 99.1

November 30, 2006

Dear Board Members,

Unfortunately, after the Board of Directors last meeting, I am positive that I cannot work with, nor trust, the Board of Directors of IGI, Inc. as presently constituted.

Given the Board's actions of the last three weeks, I have decided to not be involved with this company in the present set up, in any capacity.

I will not commence employment on January 1, 2007 and I resign effective immediately from the Board of Directors.

Thank you.

Sincerely, Rajiv Mathur

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